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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-19475, 333-06569, and 33-87826) and on Form S-3 (No.
333-37529) of Aasche Transportation Services, Inc. and in the related Prospectus of our report dated March 12, 1999, except for Note 4 and the third paragraphs of Notes 5 and 6, as to which the date is April 15, 1999, with respect to the consolidated financial statements of Aasche Transportation Services, Inc., included in the Annual Report to Shareholders (Form 10-K) for the year ended December 31, 1998.



/s/ Ernst & Young LLP

Chicago, Illinois
April 15, 1999